EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LANDSEA HOMES CLOSES ACQUISITION OF DFW-BASED ANTARES HOMES

●	Acquisition Expands Homebuilding Footprint into 13 Cities, Including Dallas/Fort Worth Metropolitan Area
●	Transaction Adds 2,254 of Owned or Controlled Lots to Landsea Homes’ Portfolio
●	“Continues Company Goal Toward Becoming One of Texas’ Top Homebuilders”

Dallas, TX (April 2, 2024)—Landsea Homes Corporation (Nasdaq: LSEA) (“Landsea Homes” or the “Company”), a publicly traded residential homebuilder, announced today that it has completed its previously announced acquisition of Antares Homes, a Dallas-Fort Worth based homebuilder, for approximately $242.5 million (subject to certain customary post-closing adjustments) in cash, which includes repayment of an anticipated $43.2 million of Antares Homes debt.

“We are very pleased to finalize this transaction and significantly expand our presence in Texas,” said John Ho, Chief Executive Officer of Landsea Homes. “This acquisition is another step forward in our strategic expansion plans and continues our company goal toward becoming one of Texas’ top homebuilders.”

Antares Homes is currently building new homes in 19 communities located in 13 locations throughout the Dallas-Fort Worth area, including Fort Worth, Burleson, Crowley, Forney, Granbury, Midlothian and more. Known for specializing in quality, energy-efficient home construction and creating life-long relationships with their homebuyers, Antares Homes has continually strived to become one of the best homebuilders in Dallas-Fort Worth. With the closing of this transaction, most of Antares Homes’ employees are anticipated to become part of the Landsea Homes team.

“Today is an exciting day for Antares Homes, as our team members join the Landsea Homes family,” said Tommy McAden, President of Antares Homes. “The management team is looking forward to the opportunity to bring Landsea Homes to our communities and help them continue their Texas expansion.”

The Dallas-Fort Worth housing market continually ranks among the Top 100 Housing Markets in the country, according to Realtor.com. The region’s robust job market and continued expansion demonstrate the attractiveness and resilience of the DFW economy, and continue to attract diverse industries and opportunities

Vestra Advisors LLC served as exclusive financial advisor to Landsea Homes, and Latham and Watkins LLP served as their legal counsel.

For more information about Landsea Homes, visit www.landseahomes.com.

About Landsea Homes Corporation

Landsea Homes Corporation (Nasdaq: LSEA) is a publicly traded residential homebuilder based in Dallas, Texas that designs and builds best-in-class homes and sustainable master-planned communities in some of the nation’s most desirable markets. The company has developed homes and communities in New York, Boston, New Jersey, Arizona, Colorado, Florida, Texas and throughout California in Silicon Valley, Los Angeles, and Orange County. Landsea Homes was honored as the Green Home Builder 2023 Builder of the Year, after being named the 2022 winner of the prestigious Builder of the Year award, presented by BUILDER magazine, in recognition of a historical year of transformation.

An award-winning homebuilder that builds suburban, single-family detached and attached homes, mid-and high-rise properties, and master-planned communities, Landsea Homes is known for creating inspired places that reflect modern living and provides homebuyers the opportunity to “Live in Your Element.” Our homes allow people to live where they want to live, how they want to live – in a home created especially for them.

Driven by a pioneering commitment to sustainability, Landsea Homes’ High Performance Homes are responsibly designed to take advantage of the latest innovations with home automation technology supported by Apple®. Homes include features that make life easier and provide energy savings that allow for more comfortable living at a lower cost through sustainability features that contribute to healthier living for both homeowners and the planet.

Led by a veteran team of industry professionals who boast years of worldwide experience and deep local expertise, Landsea Homes is committed to positively enhancing the lives of our homebuyers, employees, and stakeholders by creating an unparalleled lifestyle experience that is unmatched.

For more information on Landsea Homes, visit: www.landseahomes.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, our expectations for future financial performance, business strategies or expectations for our business. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Landsea Homes cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Words such as “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “look,” or similar expressions may identify forward-looking statements. Specifically, forward-looking statements may include statements relating to:

*the completion or benefits of the proposed transaction with Antares Homes (the “Acquisition”);

*the future financial performance of Landsea Homes;

*changes in the market for Landsea Homes’ products and services; and

*other expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of the press release and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks and uncertainties include, but are not limited to, the risk factors described by Landsea Homes in its filings with the Securities and Exchange Commission (“SEC”). These risk factors and those identified elsewhere in this press release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to:

*the ability to close the Acquisition on the anticipated timeline, or at all;

*the ability to recognize the anticipated benefits of the Acquisition, which may be affected by, among other things, competition, the ability to integrate the acquired business and the ability of the acquired business to grow and manage growth profitably;

*costs related to the Acquisition;

*the ability to maintain the listing of Landsea Homes’ securities on Nasdaq;

*the outcome of any legal proceedings that may be instituted against the Company;

*changes in applicable laws or regulations;

*the inability to launch new Landsea Homes products or services or to profitably expand into new markets;

*the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

*other risks and uncertainties indicated in Landsea Homes’ SEC reports or documents filed or to be filed with the SEC by Landsea Homes.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and you should not place undue reliance on these forward-looking statements in deciding whether or not to invest in our securities. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Media Contact:

Annie Noebel

Cornerstone Communications

(949) 449-2527

anoebel@cornerstonecomms.com

Investor Relations Contact:

Drew Mackintosh, CFA

Mackintosh Investor Relations, LLC

drew@mackintoshir.com

(512) 243-5009